PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this "Agreement"), dated as of this 31st day of July, 2015 (the "Effective Date"), is made and entered into by and between GLOBAL MEDICAL REIT, INC., a Maryland corporation ("Purchaser"), and ASSOCIATES PROPERTIES II, LP, a Pennsylvania limited partnership ("Seller").

RECITALS:

A. WHEREAS, Seller owns a parking lot located in West Mifflin, Pennsylvania, as more particularly described on Exhibit A attached hereto (the "Property").

B. WHEREAS, the parties desire to enter into this Agreement pursuant to which Purchaser will purchase, accept and assume from Seller, and Seller will sell, convey, transfer and assign to Purchaser, Seller's good and marketable, valid and insurable fee simple title and all other rights, title and interest of Seller in and to the Property.

WHEREAS, Purchaser and Associates Properties, LP have entered in that certain Asset Purchase Agreement dated July 31, 2015 (the "Facility Contract") with respect to that certain medical office and surgery center located at 9970 Mountain View Drive, West Mifflin, Pennsylvania (the "Facility")

NOW, THEREFORE, in consideration of the recitals, and of the mutual agreements, representations, warranties, conditions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I.
PURCHASE AND SALE

1.1 Transfer of Property. For and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, and subject to the terms and conditions herein provided, Seller shall convey, transfer and assign the Property to Purchaser.

1.2 Closing.

(a) Unless this Agreement shall have been terminated pursuant to an express right to terminate as herein provided, the closing hereunder (the "Closing") shall occur on or before 2:00 p.m. CT on the date twenty (20) days after the expiration of the Due Diligence Period (as defined in Section 1.6(b) below) (the "Closing Date"). The Closing will be effective for accounting purposes as of 12:01:01 a.m. on the Closing Date such that the Closing Date will be a day of income and expense to Purchaser.

(b) Notwithstanding the foregoing, if the Facility Contract is extended, the Closing Date shall likewise be extended. Conversely, if no extension is permitted by the Facility Contract, then the Closing Date hereunder shall not be extended for any reason, notwithstanding any other provision contained herein.

(c) On the Closing Date, all documents and other materials required from Seller under Section 9.1(a) (collectively, the "Seller Documents") and from Purchaser under Section 9.1(b)(ix) (collectively, the "Purchaser Documents") in order to effectuate the consummation of the Closing shall be delivered to the offices of the Purchaser, or at such other date, time and place as Purchaser may reasonably require taking into account the relative location of any lenders. Notwithstanding the foregoing, (i) Seller may deliver all of the Seller Documents required hereunder to the Title Company (as defined in Section 4.7(a) below), as escrow agent ("Escrow Agent") or Purchaser's counsel on or before the Closing Date (to hold in escrow in accordance with customary conveyancing practices subject to the consummation of the Closing) by overnight courier, and (ii) Purchaser may deliver all of the Purchaser Documents required hereunder to Escrow Agent on or before the Closing Date (to hold in escrow in accordance with customary conveyancing practices subject to the consummation of the Closing) by overnight courier.

1.3 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Property shall be Six Hundred Thousand and No/100 Dollars ($600,000.00), subject to the prorations and further adjustments as provided for in this Agreement. At the Closing, the Purchase Price shall be paid as in cash, subject to the prorations and further adjustments as provided for in this Agreement, by wire transfer of immediately available federal funds to Escrow Agent ("Cash Proceeds").

1.4 Deposit. Within three (3) business days following the Effective Date Purchaser will deposit the sum of Fifteen Thousand and No/100 Dollars ($15,000.00) (the "Initial Deposit") with the Title Company as provided herein (the "Deposit"). At Closing, the Deposit shall be applied to the Purchase Price.

1.5 Payment of Purchase Price. At Closing, Purchaser shall pay the Purchase Price, adjusted for any prorations and further adjustments as specified in this Agreement, as set forth in Section 1.3 hereof.

1.6 Due Diligence Period.

(a) Seller and Purchaser hereby acknowledge that, as of the Effective Date, Purchaser has not yet had an opportunity to conduct due diligence and fully review and evaluate all aspects of this transaction and the condition and suitability of the Property. In order to enable Purchaser to commence its due diligence review in a timely and efficient manner, Seller agrees to deliver to Purchaser all items in Seller's possession that are identified on Purchaser's preliminary due diligence checklist attached hereto as Exhibit B (the "Preliminary Due Diligence Checklist") on or before the date five (5) days after the Effective Date (the "Diligence Delivery Date"). Purchaser may supplement the Preliminary Due Diligence Checklist with additional materials that would typically be provided to a purchaser of real property and Seller shall provide the supplemental items that are in Seller's possession to Purchaser within five (5) days after written request by Purchaser. To the extent Seller has any of the items on the Preliminary Due Diligence Checklist in electronic format, Seller shall send true, correct and complete copies of those items to Purchaser via the internet. To the extent Seller has items on the Preliminary Due Diligence Checklist in hardcopy, but not in electronic format, Seller shall make true, complete and correct copies of those items and deliver them to Purchaser via overnight courier. Seller

shall organize all materials in accordance with the Preliminary Due Diligence Checklist and shall identify each item with reference to the number assigned to it on the Preliminary Due Diligence Checklist.

(b) The "Due Diligence Period" hereunder shall commence on the Effective Date and continuing until the expiration of the Due Diligence Period under the Facility Contract. Purchaser shall have the right to terminate this Agreement by written notice to Seller in the event Purchaser, in Purchaser's sole discretion, is not satisfied with the Property for any reason, which reason need not be specified in such notice, provided that (i) such notice is delivered (in accordance with the provisions of this Agreement) to Seller on or before 6:00 p.m. CT on the last day of the Due Diligence Period, and (ii) Purchaser is simultaneously terminating the Facility Contract. Further, if Purchaser terminates the Facility Contract, this Contract shall automatically terminate. If this Agreement shall terminate as provided in this subsection, the Deposit shall be refunded to Purchaser, and the parties shall thereafter be released from all further duties and obligations under this Agreement other than those that expressly survive termination hereof. If this Agreement is not terminated as set forth in this subsection , then this Agreement shall remain in full force and effect, Purchaser shall have no further rights to terminate this Agreement, and the Deposit shall become non-refundable, except as otherwise expressly provided in Section 4.7, Article VII or Section 10.6 below.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, Seller represents and warrants the following, each of which warranties and representations is material to and is relied upon by Purchaser:

2.1 Organization and Qualification. Seller is a limited partnership duly organized and validly existing under the laws of the Commonwealth of Pennsylvania with full power and authority to own assets and to carry on its business as it is now being conducted and to own and operate the Property now owned or operated.

2.2 Authority; Binding Effect.

(a) Seller has, and at Closing will have, the full and unrestricted right, corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions and perform all obligations contemplated hereby and in all agreements, instruments and documents being or to be executed and delivered by Seller in connection with such transactions, including, without limitation, the Seller Documents and all agreements, instruments and documents being or to be executed and delivered by Seller (collectively, "Related Documents").

(b) This Agreement and each Related Document, upon due execution and delivery by Seller, will constitute the legal, valid, and binding obligation of Seller, enforceable in accordance with its respective terms.

(c) Seller has obtained all required limited partnership approval required for the execution and consummation of this Agreement, the Related Documents and all transactions contemplated hereby and thereby.

2.3 Governmental Authorities. Seller is not required to submit any notice, report or other filing with any federal, state, municipal, foreign or other governmental or regulatory authority (individually, a "Governmental Authority" and collectively, "Governmental Authorities") in connection with Seller's execution or delivery of this Agreement or any of the Related Documents or the consummation of the transactions contemplated hereby and no consent, approval or authorization of any Governmental Authority is required to be obtained by Seller in connection with the execution, delivery and performance of this Agreement.

2.4 Taxes. All real property taxes and assessments, in connection with the Property allocable to the period prior to Closing have been paid or, by the time of Closing, will be paid by Seller. Seller shall not subject to a claim for deficiency or other action in connection with any taxes and is not paying any taxes for any prior period under any installment agreement, compromise or settlement agreement or any other arrangement with any Governmental Authority. No tax returns of Seller shall be under examination by the Internal Revenue Service or any state or local Governmental Authority.

2.5 No Defaults. The execution, delivery and performance of this Agreement and any of the Related Documents by Seller do not and will not:

(a) Conflict with or result in any breach of the provisions of, or constitute a default under the limited partnership agreement or other governing organizational documents, as the case may be, of Seller;

(b) Violate any restriction to which Seller is subject or, with or without the giving of notice, the passage of time, or both, violate (or give rise to any right of termination, cancellation or acceleration under) any mortgage, deed of trust, license, lease, indenture or other material agreement or instrument, whether oral or written, to which Seller is a party, or by which it or the Property are bound, which will not be fully satisfied, assigned or terminated on or prior to Closing as a result of the transactions contemplated in this Agreement, or result in the creation or imposition of any lien, charge or encumbrance upon the Property;

(c) Create any liens or other encumbrances on the Property in favor of third parties;

(d) Constitute a violation of any Applicable Law of any Governmental Authority; or

(e) Result in the breach or violation of any of the warranties and representations herein set forth by Seller.

2.6 Title to Property and Related Matters.

(a) Seller is the holder of good and marketable, insurable fee simple title to the Property free and clear of all Monetary Encumbrances (as defined in Section 4.6(b)) other

than such Monetary Encumbrances as Seller shall pay and discharge in full prior to or on or at Closing.

(b) Except as disclosed to Purchaser, Seller has no knowledge of any agreements, documents or instruments which are not recorded among the land records but which affect the title to the Property.

(c) Seller has no knowledge of, and has received no notice that alleges any breach or default under any instrument creating any easement or attempting to terminate or revoke any easement providing direct vehicular access from the Property to a public road.

(d) There are no condemnation or eminent domain proceedings pending, or, to the knowledge of Seller, threatened or contemplated against the Property or any part thereof, or access thereto, and Seller has not received written notice, of the desire of any public authority or other entity to take or use the Property or any part thereof. Between the Effective Date and the Closing, Seller will give Purchaser prompt written notice of any actual or any threatened or contemplated condemnation of any part of the Property of which Seller receives written notice or obtains knowledge.

(e) Except for leases that will be terminated prior to Closing, there are no parties other than Seller in possession of the Property, or any portion thereof.

(f) There are no outstanding options or rights of first refusal to purchase the Property or any portion thereof or interest therein.

2.7 Hazardous Substances.

(a) For purposes of this Agreement, "Environmental Laws" means the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Sections 9601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act (15 U.S.C. §2601 et. seq.), the Clean Air Act (42 U.S.C. §7401 et. seq.), the Safe Water Drinking Act (42 U.S.C. §300(f) et. seq.), the Occupational Safety and Health Act, and all other applicable state, county, municipal, administrative or other environmental, hazardous waste or substance, health and safety laws, ordinances, rules, regulations, judgments, orders and requirements of any Governmental Authority relating or pertaining to (A) any aspect of the environment, (B) the preservation or reclamation of natural resources, (C) the management, release and threatened release of Hazardous Substances (as hereinafter defined), (D) response actions and corrective actions regarding Hazardous Substances, (E) the ownership, operation or maintenance of personal and real property that manages or releases Hazardous Substances or at which Hazardous Substances are managed, (F) common law torts, including so-called "toxic torts", and (G) environmental or ecological conditions on, under or about the Property, all as in effect as of the Effective Date and on the Closing Date. For purposes of this Agreement, "Hazardous Substance" shall mean any and all substances, wastes, materials, pollutants, contaminants, compounds, chemicals or elements which are defined or classified as a "hazardous substance", "hazardous material", "toxic substance", "hazardous waste", "pollutant", "contaminant" or words of similar import under any Environmental Law, including, without

limitation, all dibenzodioxins and dibenzofurans, polychlorinated biphenyls (PCBs), petroleum hydrocarbon, including crude oil or any derivative thereof, any radioactive material, raw materials used or stored in the Property and building components including, asbestos-containing materials in any form, radon gas and mold of a type or in amounts that may present a health hazard.

(b) Except as set forth in any environmental report furnished to Purchaser pursuant to Section 1.6(a) hereof, Seller has not received any written notice of, and has no knowledge that, any Governmental Authority or employee or agent thereof has determined, or threatens to determine, or is investigating, that there is a presence, release or threat of release or placement on, in or from the Property, or the generation, transportation, storage, treatment, or disposal at the Property, of any Hazardous Substance. Seller shall notify Purchaser promptly of its receipt of any such notice or knowledge after the Effective Date;

2.8 Patriot Act. Reference is made to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the "Order"), and other similar requirements contained in the rules and regulations of the Office of Foreign Property Control, Department of the Treasury ("OFAC") and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"). Neither Seller nor any of its partners (A) is listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the "Lists"), (B) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (C) is owned or controlled by (including, without limitation, by virtue of such Person being a director or owning voting shares or interests), or acts for or on behalf of, any person on the Lists or any other Person who had been determined by competent authority to be subject to the prohibitions contained in the Orders.

2.9 Capital Expenditures. Except for routine expenditures for repairs and replacements in connection with the ongoing maintenance and upkeep of the Property, which Seller covenants and agrees to undertake and complete in the ordinary course consistent with past practices, Seller does not have any outstanding contracts for capital expenditures relating to the Property, nor does Seller have any agreement, obligations or commitments for capital expenditures relating to the Property.

2.10 No Litigation. There are no actions, suits, claims, governmental investigations or other legal or administrative proceedings, or any orders, decrees or judgments in progress, pending or in effect, or, to the knowledge of Seller, threatened against or relating to Seller, the Property or any of the Property or against or relating to the transactions contemplated by this Agreement, and there are none pending in state courts, or in any federal courts, or, to the knowledge of Seller, pending in other jurisdictions or threatened in writing, at law or in equity, by or before any federal, state or municipal court or other Governmental Authority.

2.11 Truth of Warranties, Representations, and Statements. All of the representations and warranties made by Seller in this Agreement are true and accurate in every material respect.

2.12 Materials Provided. To Seller's knowledge (a) all materials provided to Purchaser by Seller and listed on the Preliminary Due Diligence Checklist are true, accurate and complete in all material respects as of the date such materials were prepared; and (b) except as otherwise disclosed in writing to Purchaser, no matter has since occurred that would make such materials inaccurate as of the date supplied to Purchaser.

2.13 Sewage Facility. The Pennsylvania Sewage Facilities Act, 35 P.S. Section 750.1 et seq., as amended, requires that there be a statement regarding the availability of a community sewage system. The Real Estate is serviced by a community sewage system.

2.14 Oil and Gas Rights. Except as identified in the existing owner's title insurance policy which has been provided to Purchaser, Seller represents and warrants that it has no knowledge of the severance of the oil and gas rights from the Real Property or the lease of such rights.

Notwithstanding anything else to the contrary herein, any reference in this Agreement to "knowledge" of Seller shall be deemed to mean the actual knowledge of Michael Lutz after due inquiry.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser represents and warrants the following, each of which warranties and representations is material to and is relied upon by Seller:

3.1 Corporate Organization; Etc. Purchaser is a corporation duly organized and validly existing under the laws of the State of Maryland with full power and authority to own assets and to carry on its business as it is now being conducted. Purchaser is qualified to conduct business in the Commonwealth of Pennsylvania.

3.2 Authorization, Binding Effect. Purchaser has, and at Closing will have, the full and unrestricted right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions and perform all obligations contemplated hereby and in all agreements, instruments and documents being or to be executed and delivered by Purchaser in connection with such transactions. The consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action of Purchaser. This Agreement and each such other agreement, instrument and document, upon due execution and delivery by Purchaser, will constitute the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms.

3.3 No Violation. Purchaser is not subject to or obligated under any certificate of incorporation, bylaw, law, or rule or regulation of any Governmental Authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree which would be in any material respect breached or violated by the execution, delivery or performance of this Agreement.

3.4 Truth of Warranties, Representations, and Statements. All of the representations and warranties made by Purchaser in this Agreement are true and accurate in every material respect.

ARTICLE IV.
COVENANTS OF SELLER

Seller covenants and agrees during the period after the Effective Date and through and including the Closing Date as follows:

4.1 Borrowing. Seller shall not create or permit to become effective any new mortgage, pledge, lien, encumbrance or charge of any kind upon all or any portion of the Property.

4.2 Consents. Seller shall obtain, at Seller's cost and expense, on or prior to Closing, all consents necessary for Seller to fulfill Seller's obligations to consummate the transactions contemplated hereby, including, without limitation, any required consents of any Governmental Authority.

4.3 No Disposition of Property. Seller shall not sell, lease or otherwise dispose of or distribute any of the Property prior to the Closing Date.

4.4 Further Documentation. Seller agrees that following the Closing, upon request by Purchaser, Seller will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required in order to fully assign, grant, transfer, convey, assure and confirm to Purchaser, or to its successors and assigns any or all of the Property to be sold to Purchaser pursuant to this Agreement.

4.5 Confidentiality. Seller will use its commercially reasonable efforts to keep confidential all information relating to the terms of this Agreement (other than information that is a matter of public knowledge or that has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any Governmental Authority) or as required by Applicable Law.

4.6 Title Insurance and Survey; Environmental Assessments.

(a) As part of its delivery of the items on the Preliminary Due Diligence Checklist, Seller will provide to Purchaser a copy of Seller's currently effective title insurance policy and plats and surveys in its possession that relate to the Real Property.

(b) Purchaser, at Purchaser's option, shall use commercially reasonable efforts to obtain the following prior to the expiration of the Due Diligence Period: (i) an updated real property survey for the Property (the "Survey"), and (ii) a title commitment for the Property (the "Title Commitment"), issued by a national title company selected by Purchaser (the "Title Company"), which Title Commitment shall contain a commitment by the Title Company to issue to Purchaser a title insurance policy on an extended coverage ALTA Owner's form, in form and substance reasonably acceptable to Purchaser (the "Title Policy") insuring the valid fee simple

title to the Property. Seller will cause all standard exceptions that are typically omitted from owners' policies to be deleted from the Title Policy at the Closing, other than exceptions for (i) itemized matters shown on the Survey and (ii) taxes for the year in which the Closing occurs which are not yet due and payable, and Seller will execute and deliver or otherwise obtain such documents and instruments as the Title Company shall require, including, without limitation, Seller's affidavits, gap indemnities and the like. Purchaser shall have until the expiration of the Due Diligence Period to give written notice to Seller accepting or objecting to the Title Commitment and Survey, with any such notice of objection specifying the exceptions or other matters to which Purchaser objects. The failure of Purchaser to object to any matter reflected in the Title Commitment or Survey prior to the expiration of the Due Diligence Period shall cause such matter to become a Permitted Encumbrance; provided, however, Seller shall be unconditionally obligated to pay any outstanding indebtedness evidenced by, and cause the release of any lien, mortgage, deed of trust, deed to secure debt, security agreement, judgment or tax lien affecting the Property and capable of being released through or as a result of the payment of money (collectively, "Monetary Encumbrances") irrespective of whether Purchaser objects to same unless and only to the extent that such obligation is waived in writing by Purchaser. Notwithstanding the foregoing, Purchaser shall not have the right to object to any matters created or consented to in separate written consent by Purchaser, all of which shall be deemed to be "Permitted Encumbrances" hereunder. If Purchaser objects to any encumbrance or other matter reflected in the Title Commitment or Survey, Seller shall have ten (10) Business Days from the date of the notice of such objection within which to notify Purchaser whether or not it will cure the matter objected to (which cure may be effected by payment and discharge of the objectionable item or by causing the Title Company to remove the same as an exception or affirmatively insure over such item) in the event Seller shall fail or refuse to cure the matter objected to so within said ten (10) Business Day period, Purchaser shall have five (5) Business Days thereafter in which to advise Seller in writing of Purchaser's election (x) to terminate this Agreement by notice to Seller, in which case the Deposit shall be refunded to Purchaser, and neither party shall have any further rights, duties or obligations hereunder or (y) to extend the Closing Date for a period not to exceed thirty (30) days to enable Seller to so cure or (z) to waive the title objection. In the event that any update to the Title Commitment prior to or on the Closing Date reveals any new matter not previously shown or disclosed on the prior Title Commitment, then Purchaser will have the same rights of objection, termination and extension of the Closing Date, and Seller will have the same obligations of cure, as set forth above. In the event Seller commits to cure any item to which Purchaser objects and does not cure the same on or before Closing, completion of such cure to Purchaser's satisfaction shall be a condition to Purchaser's obligation to close the transaction contemplated herein.

(c) Seller will provide copies of any previously prepared Phase I environmental assessments or other environmental assessments in Seller's possession conducted for the Property pursuant to the Preliminary Due Diligence Checklist and Seller will permit Purchaser and its agents to conduct an environmental assessment for the Property (the "Phase I"); provided that Purchaser shall perform such assessment at a time and in a manner that does not interfere with operations at the Property and shall indemnify and hold Seller harmless from any damage or injury resulting from the performance of such assessment. Such indemnity and duty to defend shall survive the termination of this Agreement. Purchaser will have until the expiration of the Due Diligence Period to approve or disapprove the Phase I. If the Phase I recommends that a Phase II Environmental Assessment (a "Phase II") be ordered for any Property, then

Purchaser will use commercially reasonable efforts to obtain such Phase II prior to the expiration of the Due Diligence Period. Should Purchaser disapprove of any matter set forth in the Phase I or Phase II, Purchaser shall notify Seller in writing of such disapproval at or prior to the expiration of the Due Diligence Period (the "Environmental Notice"). The failure of Purchaser to deliver an Environmental Notice to Seller on or prior to the expiration of the Due Diligence Period shall be deemed to be a waiver by Purchaser of any right to object to any environmental condition or other matter affecting the condition of the Property. If Purchaser delivers an Environmental Notice to Seller prior to the expiration of the Due Diligence Period, Seller shall have ten (10) Business Days from the date of Seller's receipt of such Environmental Notice in which to advise Purchaser whether or not Seller will cure the same prior to Closing, and if Seller fails or refuses to do so within said ten (10) Business Day period, Purchaser shall have five (5) Business Days thereafter in which to advise Seller in writing of Purchaser's election (x) to waive the matters to which Purchaser objected and to proceed to Closing or (y) to terminate this Agreement by notice to Seller, in which case the Deposit shall be refunded to Purchaser, and neither party shall have any further rights, duties or obligations hereunder or (z) to extend the Closing Date for a period not to exceed thirty (30) days to enable Seller to so cure.

(d) After the Effective Date and before the earlier of Purchaser's termination of this Agreement pursuant to this Section 4.6 or the Closing Date, Seller shall not directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition of all or any portion of the Property, or any assets of or equity interest in Seller or any business combination involving Seller.

(e) Throughout the period from the Effective Date through and including the Closing Date, Seller shall give Purchaser prompt written notice of any representation and warranty made by Seller in this Agreement which becomes materially inaccurate or incorrect, to the extent Seller obtains knowledge of such inaccuracy or incorrectness.

ARTICLE V.
COVENANTS OF PURCHASER

Purchaser covenants and agrees with Seller that:

5.1 Confidentiality. Prior to Closing, Purchaser will use its commercially reasonable efforts to keep confidential all information relating to the terms of this Agreement (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority or disclosed pursuant to Applicable Law, order, subpoena or demand of any Governmental Authority (including any disclosure required of Purchaser's parent company pursuant to applicable securities laws) or as is necessary to be disclosed to lessors, lenders, Governmental Authorities, Purchaser and Purchaser's employees and third parties in order to consummate this transaction). If Purchaser terminates this Agreement prior to the end of the Due Diligence Period, Purchaser will return all due diligence information to Seller and will deliver to Seller copies of any assessments or studies performed by Purchaser with respect to the Property.

5.2 Compliance with Laws. Purchaser shall comply in all material respects with all Applicable Laws Purchaser is required to comply with in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

5.3 Required Consents; Governmental Approvals.

(a) Purchaser shall make all filings with Governmental Authorities, and use commercially reasonable efforts to seek to obtain all permits, approvals, authorizations and consents of all Governmental Authorities required to consummate the transactions contemplated by this Agreement, including, without limitation, filing applications to obtain all necessary or appropriate approvals for all Licenses, agreements, certificates and other consents from all Governmental Authorities, third parties and Government Program agencies, including, without limitation, Government Program provider agreements entered into with each applicable Governmental Authority and the United States, if any, and any municipality, or other governmental agency or administrative body that authorizes or regulates the operation of the Property and the conduct of the business thereon as presently operated upon terms and conditions acceptable to Purchaser in its sole discretion (individually and collectively, "Governmental Approvals"). Each party shall furnish promptly to each other all information that is not otherwise available to the other party and that such party may reasonably request in connection with any such filing.

(b) Further Documentation. Purchaser agrees that following the Closing Date, upon request by Seller, Purchaser will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, and delivered, all such further acts, documents and assurances as may be reasonably required, without enlarging or extending any obligations or liability of Purchaser under this Agreement in any manner and without requiring the expenditure of funds by Purchaser, as necessary to fully consummate the transactions contemplated by this Agreement.

(c) Changes in Representations and Warranties. Throughout the period from the Effective Date through and including the Closing Date, Purchaser shall give Seller prompt written notice of any representation and warranty made by Purchaser in this Agreement which becomes materially inaccurate or incorrect, to the extent Purchaser obtains knowledge of such inaccuracy or incorrectness.

ARTICLE VI.
INDEMNIFICATION

6.1 Indemnification by Seller. Seller unconditionally and irrevocably indemnifies, protects and agrees to defend and hold harmless Purchaser from and against any and all loss, cost or expense, including reasonable attorneys' fees, arising from (i) the breach or violation of any representation or warranty of Seller contained herein; (ii) the failure of Seller to satisfy or perform any covenant or other provision contained herein; and (iii) any claims made against Purchaser by any third party based on an obligation undertaken by Seller and arising out of the transactions contemplated in this Agreement or the Exhibits hereto. Payment shall not be a condition precedent to recovery under the foregoing indemnification provision. The foregoing indemnity and duty to defend shall survive the termination of this Agreement.

6.2 Indemnification by Purchaser. Purchaser unconditionally and irrevocably indemnifies, protects and agrees to defend and hold harmless Seller from and against any and all loss, cost or expense, including reasonable attorneys' fees, arising from (i) the breach or violation of any representation or warranty of Purchaser contained herein; (ii) the failure of Purchaser to satisfy or perform any covenant or other provision contained herein; (iii) any claims made against Seller by any third party by any third party based on an obligation undertaken by Purchaser arising out of the transactions contemplated in this Agreement or the Exhibits hereto. Payment shall not be a condition precedent to recovery under the foregoing indemnification provision. Purchaser shall use reasonable efforts not to disrupt the operations of Seller in connection with Purchaser's inspection and other activities on the Property. The foregoing indemnity and duty to defend shall survive the termination of this Agreement.

6.3 Notification of Claims.

(a) A party entitled to be indemnified pursuant to this ARTICLE VI (the "Indemnified Party") shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand which the Indemnified Party has determined gives rise or will likely give rise to a right of indemnification under this Agreement, as soon as possible after the Indemnified Party becomes aware of such claim or demand and has made such determination; provided, however, that the Indemnified Party's failure to give such notice to the Indemnifying Party in a timely fashion shall not result in the loss of the Indemnified Party's rights with respect thereto except to the extent the Indemnifying Party is prejudiced by the delay. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article VI within thirty (30) days after the receipt of written notice thereon from the Indemnified Party, it being agreed that the Indemnifying Party need not satisfy such obligations during any period in which the Indemnifying Party is defending in good faith the applicable third party claim in the manner described herein below.

(b) If the Indemnified Party notifies the Indemnifying Party of any claim or demand pursuant to Section 6.3(a), and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party which the Indemnifying Party acknowledges is a claim or demand for which it must indemnify or hold harmless the Indemnified Party under Sections 6.1 or 6.2, the Indemnifying Party shall have the right to either (i) pay such claim or demand or (ii) employ counsel reasonably acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any such claim or demand. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case reasonably in advance of the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 6.3(a) of its election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand asserted by a third party against the Indemnified Party and is able to demonstrate to the Indemnified Party its financial wherewithal to fully perform its indemnification obligation in the event such contested claim is resolved adversely to the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand. The Indemnified Party shall make available to such counsel all records and other materials in the Indemnified Party's possession reasonably required

by it for its use in contesting any third party claim or demand. Whether or not the Indemnifying Party elects to defend any such claim or demand, the Indemnified Party shall have no obligations to do so.

(c) The Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such Third Party Claim, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such Third Party Claim, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable legal expenses and out-of-pocket expenses incurred in connection with such requested participation.

(d) An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim against an Indemnified Party or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's affiliates.

ARTICLE VII.
CONDITIONS TO THE OBLIGATIONS OF PURCHASER

Each and every obligation of Purchaser under this Agreement, except for the obligations of Purchaser to be fulfilled prior to the Closing and obligations that survive termination of this Agreement, shall be subject to the satisfaction, on or before the Closing, of each of the following conditions set forth in this Article, unless waived in writing by Purchaser. The following constitute material conditions to Purchaser's performance hereunder, the failure of any of which shall entitle Purchaser to terminate this Agreement upon written notice to Seller:

7.1 Representations and Warranties.

(a) The representations and warranties made by Seller herein and in the Related Documents shall be true and correct in all material respects as of the Effective Date and at and as of the Closing, with the same effect as though made on such date.

(b) Seller shall have performed and complied with each of its covenants pursuant to this Agreement or any Related Documents in all material respects through the Closing.

7.2 Required Consents; Authorization. Purchaser shall have received certified copies of resolutions duly adopted by the board of directors of Seller (or Seller's general partner, manager or members, as appropriate) approving the transactions contemplated by this Agreement.

7.3 No Destruction or Condemnation of Property. The Property shall not have suffered material damage, destruction or condemnation loss (or received notice of an impending condemnation loss). If, after the Effective Date, the Property incurs damage, destruction or condemnation loss (or received notice of an impending condemnation loss) which is not material damage, destruction or loss, Seller shall be required to repair any such damage, destruction or loss (in all instances to restore the Property to fully functional status consistent with prior operation) before Purchaser shall be obligated to proceed to Closing, and the Closing Date shall be extended for the period required by Seller to complete such repair. For the purposes of this Section, "material damage, destruction or loss," shall mean damage to, or condemnation loss (or impending condemnation loss) that (a) is reasonably expected to cost $20,000.00 or more to repair, (b) materially interferes with the operation of the Property or (c) renders the Property less than a functional structure.

7.4 No Proceeding or Litigation. No injunction, judgment, order, decree, ruling or charge shall be in effect under any action, suit or proceeding before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator that (i) prevents consummation of any of the transactions contemplated by this Agreement or the Property Lease or (ii) would cause any of the transactions contemplated by this Agreement or the Property Lease to be rescinded following consummation, provided that Purchaser has not solicited or encouraged any such action, suit or proceeding.

7.5 Title Insurance. Title to the Real Property shall be as required by Section 4.6 above, Purchaser shall have received the Title Policy in the form therein free and clear of encumbrances other than the Permitted Encumbrances.

7.6 Other Agreements. Seller shall have delivered into the Closing escrow its countersigned copies of the Seller Documents.

7.7 Facility Acquisition. Purchaser shall close under the Facility Contract simultaneously with the Closing hereunder.

ARTICLE VIII.
CONDITIONS TO THE OBLIGATIONS OF SELLER

Each and every obligation of Seller under this Agreement, except for the obligations to be fulfilled prior to the Closing and obligations that survive termination of this Agreement, shall be subject to the satisfaction, on or before the Closing, of each of the following conditions unless waived in writing by Seller:

8.1 Representations and Warranties; Performance.

(a) The representations and warranties made by Purchaser herein and in the Related Documents, shall be true and correct in all material respects on and as of the Effective Date and at and as of the Closing, with the same effect as though made on such date.

(b) Purchaser shall have performed and complied with all covenants required by this Agreement to be performed and complied in all material respects with by Purchaser prior to the Closing.

8.2 Facility Acquisition. Purchaser shall close under the Facility Contract simultaneously with the Closing hereunder.

8.3 Other Agreements. Purchaser shall have delivered into the Closing escrow its countersigned copies of the Purchaser Documents.

ARTICLE IX.
CLOSING

9.1 Possession and Closing Documents.

(a) Possession. Possession of all Property sold hereunder shall be delivered to Purchaser on the Closing Date.

(b) Closing Documents to be Delivered by Seller. Seller shall deliver to Purchaser on the Closing Date:

(i) A duly executed special warranty deed conveying the Real Property and Improvements to Purchaser, free and clear of all encumbrances other than the Permitted Encumbrances (the "Deed");

(ii) A termination of all leases affecting the Property;

(iii) Evidence of the authority of Seller to execute and deliver the Seller Documents in order to effectuate the Closing;

(iv) Duly executed affidavit in form satisfactory to obtain the Title Policy, without exception for mechanic's, materialman's or other statutory liens;

(v) A closing statement setting forth in reasonable detail the financial transactions contemplated by this Agreement, including, without limitation, the Purchase Price, all prorations, and the allocation of costs specified herein ("Closing Statement"), duly executed by Seller;

(vi) A duly executed bring-down certificate in form reasonably acceptable to Purchaser, reaffirming that the representations and warranties of Seller are true and correct as of the Closing Date;

(vii) A duly executed certificate and affidavit of non-foreign status;

(viii) Any other documents reasonably required by the Title Company.

(c) Closing Documents to be Delivered by Purchaser. Purchaser shall deliver to Seller on the Closing Date:

(i) Evidence of the authority of Purchaser to execute and deliver the Purchaser Documents in order to effectuate the Closing;

(ii) A closing statement setting forth in reasonable detail the financial transactions contemplated by this Agreement, including, without limitation, the Purchase Price, all prorations, and the allocation of costs specified herein ("Closing Statement"), duly executed by Purchaser;

(iii) A duly executed bring-down certificate in form reasonably acceptable to Seller, reaffirming that the representations and warranties of Purchaser are true and correct as of the Closing Date;

(iv) Any other documents reasonably required by the Title Company

9.2 Closing Adjustments. There shall be no adjustment of taxes, assessments, water charges, utilities, receivables or rents, if any, premiums on existing insurance policies, if any, or any other items relating to the Property, it being understood by the parties that Seller's affiliate, as lessee under the Facility Lease, shall be obligated to pay the same under the terms thereof from and after the Closing Date.

9.3 Closing Costs. Each party shall pay its respective attorney's fees. Seller and Purchaser shall each pay half of the property transfer taxes and recording fees. Any real estate taxes attributed to periods prior to Closing shall be borne by the Seller. Seller shall pay all costs (including recording costs) to payoff and release any Monetary Encumbrance. All other closing costs shall be paid by Purchaser.

ARTICLE X.
DEFAULT; REMEDIES

10.1 Purchaser's Default. If at any time Purchaser is in default of any representation, warranty or covenant of Purchaser under this Agreement in any material respect or if Purchaser defaults under the Facility Contract in any material respect, and Seller gives notice of such default to Purchaser ("Seller's Notice") then Purchaser will have a period expiring on the tenth (10th) Business Day after the date of Seller's Notice ("Purchaser's Cure Period"), to (i) correct or cure Purchaser's default or (ii) if the Due Diligence Period has not expired, to terminate this Agreement by notice to Seller, whereupon the Deposit shall be returned to Purchaser and neither party shall have any further rights, duties or obligations hereunder except as expressly survive the termination hereof. Notwithstanding the foregoing, any indemnities and other matters that expressly survive termination of this Agreement shall not terminate, and the Deposit shall be applied to any amounts owed to Seller pursuant to the same, with Purchaser remaining liable for any additional amounts.

10.2 Default Cured. If Purchaser does not elect to terminate during the Due Diligence Period, and Purchaser's default is corrected or cured within Purchaser's Cure Period, the parties shall proceed to Closing as herein provided, with the Closing Date being extended by not more than ten (10) Business Days to accommodate any delay resulting from such default.

10.3 Default Not Cured. If Purchaser does not elect to terminate during the Due Diligence Period, and Purchaser does not cure its default within the Purchaser's Cure Period, then this Agreement shall terminate and the parties shall be released and discharged of and from all further obligations and liabilities under this Agreement, and the Deposit shall be paid to Seller as Seller's sole and exclusive liquidated damages and in full and complete settlement and liquidation of all damages sustained by Seller, it being acknowledged by Seller and Purchaser that the amount of damages incurred by Seller as a result of Purchaser's default would be substantial but difficult, if not impossible, to ascertain and that such liquidated damages represent the parties' best estimate of the damages Seller will incur as a result of such default. Seller shall not be entitled to exercise any other rights, powers or remedies at law or in equity, other than its right to receive the Deposit pursuant hereto and its rights of indemnification and defense that expressly survive termination, and Seller hereby expressly and irrevocably waives all such other rights, powers and remedies and hereby covenants not to sue.

10.4 Seller's Default. If Seller is in default of any representation, warranty or covenant of Seller under this Agreement in any material respect or if the seller under the Facility Contract shall default thereunder in any material respect (collectively, Seller's Default") and Purchaser gives notice of such default to Seller ("Purchaser's Notice"), then Seller will have a period expiring on the tenth (10th) Business Day after the date of Purchaser's Notice ("Seller's Cure Period"), to correct or cure Seller's Default.

10.5 Default Cured. If Seller's Default is corrected or cured within Seller's Cure Period, the parties shall proceed to Closing as herein provided, with the Closing Date being extended by not more than ten (10) Business Days to accommodate any delay resulting from such default.

10.6 Default Not Cured. If Seller does not cure Seller's Default within the Seller's Cure Period then, upon notice to Seller, Purchaser may elect to either (i) proceed to Closing, in which case, Purchaser will have the right to maintain an equitable action against Seller for specific performance of its obligation to sell the Property and to perform hereunder; or (ii) terminate this Agreement. If Purchaser elects to terminate this Agreement under subsection (ii) above, then (A) the Deposit shall be returned to Purchaser; and (B) Purchaser shall be entitled to pursue an action for damages against Seller, provided that in no event will Seller be liable for special, indirect or consequential damages.

ARTICLE XI.
MISCELLANEOUS PROVISIONS

11.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of all the parties with respect to any of the terms contained herein.

11.2 Waiver of Compliance; Consent. Any failure of Seller on the one hand, or Purchaser, on the other hand, to comply with any obligation, covenant, agreement or condition may be waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement

requires or permits consent by or on behalf of any party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

11.3 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be personally delivered, or sent by overnight commercial delivery service (provided a receipt is available with respect to such delivery), or mailed by first-class registered or certified mail, return receipt requested, postage prepaid (and shall be effective when received, if sent by personal delivery or by overnight delivery service, or on the third (3rd) day after mailing, if mailed):

If to Seller, to:

Associates Properties II, LP
9970 Mountain View Drive
West Mifflin, PA 15122
Attention: Michael Lutz
E-mail: mlutz@aioeyesurgeons.com

with a copy to:

Buchanan Ingersoll & Rooney
301 Grant Street, 20th floor
Pittsburgh, PA 15219
Attention: Rebecca Livingston Lando
E-mail: rebecca.lando@bipc.com

If to Purchaser, to:

Global Medical REIT, Inc.
4800 Montgomery Lane, Suite 450
Bethesda, Maryland 20814
Email: AlfonsoL@GlobalMedicalREIT.com

with a copy to:

Bradley Arant Boult Cummings LLP
1600 Division Street, Suite 700
Nashville, TN 37203
Attn: Ann Peldo Cargile
Email: acargile@babc.com

or to such other person or address as any party shall furnish to the other parties in writing pursuant to this Section. Notwithstanding the foregoing, Purchaser shall be permitted in connection with the exercise of its rights to terminate this Agreement or to give title, survey or environmental objections on or before the expiration of the Due Diligence Period to send any such termination or objection notice via electronic mail which shall constitute effective delivery for purposes hereof.

11.4 Waiver of Compliance; Consent. Any failure of Seller on the one hand, or Purchaser, on the other hand, to comply with any obligation, covenant, agreement or condition may be waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

11.5 Brokers and Finders; Expenses. The parties hereto represent and warrant to each other that none of them has retained any broker or finder in connection with this transaction. Seller on the one hand, and Purchaser, on the other, each agrees to indemnify and defend the other for any losses, costs and expenses, including attorney fees, incurred with respect to a breach of this Section. The foregoing indemnity and duty to defend shall survive the Closing or any termination of this Agreement. Except as otherwise provided herein, each party hereto shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

11.6 Attorney's Fees. In the event any proceeding or suit is brought to enforce this Agreement, the prevailing party shall be entitled to all reasonable costs and expenses (including reasonable attorneys' fees) incurred by such party in connection with any action, suit or proceeding to enforce the other's obligations under this Agreement.

11.7 Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns. Purchaser may assign its rights under the Agreement to an affiliate that (i) is also the assignee of the Facility Contract, and (ii) controls Purchaser or is controlled by Purchaser or is under common control with Purchaser, without the prior written consent of Seller (each such assignee a "Purchaser's Permitted Assignee"), provided that Purchaser shall be solely responsible for any transfer taxes that result from such assignment to a Purchaser's Permitted Assignee. Other than the foregoing, neither Purchaser nor Seller may assign this Agreement without first obtaining the other party's written consent, which may be withheld in such other party's sole discretion. Upon an assignment by Purchaser of its rights under the Agreement in accordance with this Section, Purchaser's Permitted Assignee(s) shall be deemed to be the Purchaser hereunder (as it relates to the Property subject to such assignment) and shall be the beneficiary of all of Seller's warranties, representations and covenants in favor of Purchaser under this Agreement.

11.8 Governing Law. This Agreement shall be governed by the laws of the State where the Property is located as to, including, but not limited to, matters of validity, construction, effect and performance but exclusive of its conflicts of laws provisions.

11.9 Business Day. If the date for the giving of notice or performance of any duty or obligation hereunder falls on a day that is not a Business Day, such date shall be automatically extended to the next Business Day. As used herein, a "Business Day" means any day other than a Saturday, Sunday or any other day on which banks are authorized to be closed in the Commonwealth of Pennsylvania.

11.10 Counterparts; Facsimile Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed counterparts of this Agreement or any amendment hereto may be delivered by electronic or facsimile transmission.

11.11 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.12 Entire Agreement. This Agreement, which term as used throughout includes the Exhibits hereto, embodies the entire agreement and understanding of the parties in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to such subject matters contained herein.

11.13 Warranty of Authority. Each of the parties warrants that the persons signing on their behalf have the right and power to enter into this Agreement and to bind them to the terms of this Agreement.

11.14 Exhibits. Nothing in any Exhibit shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable Exhibit identifies the exception and the specific representation to which it relates with reasonable particularity and describes the relevant facts in reasonable detail. Any fact or item disclosed on any Exhibit hereto shall not be deemed by reason only of such inclusion, to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

11.15 Reliance. In executing and in carrying out the provisions of this Agreement, the parties are relying solely on the representations, warranties and agreements contained in this Agreement and on any writing delivered pursuant to provisions of this Agreement or at the Closing of the transactions herein provided for and not upon any representation, warranty, agreement, promise or information, written or oral, made by any person other than as specifically set forth herein or therein.

11.16 Publicity. No party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed; provided, however, that any party may make the following public disclosure (without the consent of the other party): (a) if prior to Closing, such disclosure it believes in good faith is required by Applicable Law or stock market rule (in which case the disclosing party shall advise the other parties and provide them with a copy of the proposed disclosure prior to making the disclosure) or (b) if post-Closing, disclosure of such of the principal terms of the transaction contemplated by this Agreement that such party elects to make.

11.17 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, INCLUDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

11.18 . Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. SELLER AND PURCHASER AGREE THAT ANY CLAIM OR DISPUTE RELATING TO THIS AGREEMENT SHALL BE TRIED IN THE FEDERAL OR STATE COURTS LOCATED IN THE COUNTY WHERE THE PROPERTY IS LOCATED.

11.19 Coal Notice. NOTICE - THIS DOCUMENT MAY NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT. (This notice is set forth in the manner provided in Section 1 of the Act of July 17, 1957, P.L. 984, as amended, and is not intended as notice of unrecorded instruments, if any.)

The Deed shall contain the notice as above set forth and shall also contain, and Purchaser shall sign, the noticed specified in the Bituminous Mine Subsidence and Land Conservation Act of 1966.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or have caused their duly authorized officers to execute this Agreement as of the date first written above.

GLOBAL MEDICAL REIT, INC., a Maryland corporation

By: David A. Young
Chief Executive Officer

Date: Aug. 12, 2015

[SELLER'S SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed or have caused their duly authorized officers to execute this Agreement as of the date first written above.

ASSOCIATES PROPERTIES II, LP, a
Pennsylvania limited partnership

By:______________________________

Name:____________________________

Title:_____________________________

Date:_____________, 2015

EXHIBIT A

Legal Description of the Real Property

ALL THAT CERTAIN LOT OR PIECE OF GROUND SITUATE IN THE BOROUGH OF WEST MIFFLIN, COUNTY OF ALLEGHENY AND COMMONWEALTH OF PENNSYLVANIA, BEING LOT NO. 301 IN THE CENTURY III PLAN OF LOTS REVISION NO. 3, AS RECORDED IN THE RECORDER'S OFFICE OF ALLEGHENY COUNTY, PENNSYLVANIA IN PLAN BOOK VOLUME 186, PAGES 98 THROUGH 103, INCLUSIVE.

BEING DESIGNATED AS BLOCK AND LOT: 388-L-13

EXHIBIT B

Preliminary Due Diligence Checklist

1. Existing owner's title policy.

2. Existing survey.

3. Existing environmental reports, if any.

4. All contracts to which Seller is a party that may not be terminated by notice of 30 days' or less that affect any portion of the Property or its operation.

5. Copies of all property tax bills (real and personal), and other tax reports and returns relating to the Property.

EXHIBIT C

Litigation

None